UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2007

Opteum Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 18, 2007, the Board of Directors (the “Board”) of Opteum Inc. (the “Company”) authorized and approved the filing of Articles of Amendment to the Company’s Articles of Amendment and Restatement in order to change the Company’s name from Opteum Inc. to Bimini Capital Management, Inc.  The Articles of Amendment, a copy of which is filed herewith as Exhibit 3.1, was filed with the State Department of Assessments and Taxation of the State of Maryland on September 20, 2007, and will become effective at 8:30 AM EST on Friday, September 28, 2007.

On September 18, 2007, the Board also adopted Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.2, to reflect the change in the Company’s name.  The Amended and Restated Bylaws will be effective at 8:30 AM EST on Friday, September 28, 2007.

ITEM 7.01.	REGULATION FD DISCLOSURE

On September 24, 2007, the Company issued the press release attached hereto as Exhibit 99.1.  On September 20, 2007, the Company issued the press release attached hereto as Exhibit 99.2.  The information furnished under this “Item 7.01 Regulation FD Disclosure,” including the exhibits related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 8.01.	OTHER EVENTS.

In connection with the change of the Company’s name, the trading symbol for the Company’s Class A Common Stock as traded on the New York Stock Exchange will be changed from “OPX” to “BMN” effective at 8:30 AM EST on Friday, September 28, 2007.

ITEM 9.01.	EXHIBITS.

(d)	Exhibits

Exhibit 3.1 – Articles of Amendment

Exhibit 3.2 – Amended and Restated Bylaws

Exhibit 99.1 – Press Release of Opteum Inc. dated September 24, 2007

Exhibit 99.2 – Press Release of Opteum Inc. dated September 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2007	OPTEUM INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

3.1		Articles of Amendment
3.2		Amended and Restated Bylaws
99.1		Press Release of Opteum Inc. dated September 24, 2007
99.2	-	Press Release of Opteum Inc. dated September 20, 2007